Exhibit 10.11

FOURTH AMENDMENT

TO THE NCR NONQUALIFIED EXCESS PLAN

AMENDMENT TO THE NCR NONQUALIFIED EXCESS PLAN (the “Plan”) as restated and in effect January 1, 1996 by NCR Corporation (“NCR”).

WHEREAS, the Plan was amended and restated effective January 1, 1996, and amended by a First Amendment effective September 1, 2004, to admit no new participants in the Plan and cease benefit accruals for all participants other than a grandfathered group, a Second Amendment effective January 1, 2006, and a Third Amendment effective December 31, 2006; and

WHEREAS, NCR desires to amend the Plan to permit participants who are employees of Teradata Corporation immediately after the spin-off (or, pursuant to the terms of a Transition Services Agreement between NCR and Teradata Corporation, are transferred to Teradata Corporation at the conclusion of the transition services period) of Teradata Corporation by NCR (the “Spin-Off”) to receive credit for their service with Teradata Corporation after the Spin-Off for purposes of determining whether such participants have satisfied the requirement for a benefit under the Plan that they terminate employment from the Company at or after age 55;

NOW, THEREFORE, NCR does hereby amend the Plan, effective as of the effective time of the Spin-Off, as follows:

A new sentence is added at the end of Section 2.1 of the Plan providing as follows:

For the purpose of determining whether a participant who was an employee of the Company or Teradata Corporation immediately prior to the spin-off of Teradata Corporation by the Company (the “Spin-Off”) and an employee of Teradata Corporation immediately after the Spin-Off (or, pursuant to the terms of a Transition Services Agreement between NCR and Teradata Corporation, are transferred to Teradata Corporation at the conclusion of the transition services period), terminates from the Company at or after age 55, as required by the preceding sentence, such participant shall not be deemed to have terminated from the Company until the earlier of the date on which the participant terminates from Teradata Corporation or the date on which Teradata Corporation ceases to be a separate publicly-held corporation, or, if the participant returns to the Company from Teradata Corporation without incurring a break in service, the date on which the participant subsequently terminates from the Company.

IN WITNESS WHEREOF, NCR has caused this amendment to the Plan to be executed this second day of May, 2007.

FOR NCR CORPORATION

By:	/s/ Andrea Ledford
Andrea Ledford
Interim Senior Vice President,
Human Resources